UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2023
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Joby Aviation, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware			001-39524	98-1548118
(State or Other Jurisdiction of Incorporation)			(Commission File Number)	(IRS Employer Identification No.)

333 Encinal Street

Santa Cruz	,	California		95060
(Address of Principal Executive Offices)				(Zip Code)
Registrant’s Telephone Number, Including Area Code: (831) 201-6700
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	JOBY	New York Stock Exchange
Warrants to purchase common stock	JOBY WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
Subscription Agreement
On June 27, 2023 (the “Effective Date”), Joby Aviation, Inc., a Delaware corporation (the “Company”), entered into a Subscription Agreement (the “Subscription Agreement”) with SK Telecom, Co., Ltd., a corporation organized under the laws of the Republic of Korea (“SKT”), pursuant to which SKT subscribed for and purchased from the Company, and the Company has agreed to sell and issue to SKT, in a private placement (the “Private Placement”), 15,037,594 shares (the “Shares”) of the Company’s common stock, $0.0001 per share par value, (the “Common Stock”), at the per-share purchase price of $6.65, for an aggregate purchase price of one hundred million dollars and ten cents ($100,000,000.10). The Subscription Agreement also contains customary representations, warranties and agreements of the Company and SKT. The Private Placement is expected to close by June 30, 2023, subject to customary closing conditions.
Registration Rights Agreement
On the Effective Date, in connection with the transactions contemplated by the Subscription Agreement and the issuance of the Shares, the Company entered into a Registration Rights Agreement with SKT relating to certain registration rights with respect to the Shares (the “Registrable Securities”). Subject to certain requirements and customary conditions, SKT may require the Company to register the Registrable Securities as described in the Registration Rights Agreement. The Registration Rights Agreement contains additional customary covenants between the Company and SKT and certain restrictions on transfer of the Registrable Securities. The registration rights will terminate at such time as Rule 144 is available for the sale of all of the Registrable Securities without limitation during a three month period without registration and in certain events related to a change of control.
The foregoing descriptions of the Subscription Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Subscription Agreement and Registration Rights Agreement, copies of which are attached hereto and incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
The Company offered and sold the Shares to SKT in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.
Item 7.01 Regulation FD Disclosure.
On June 29, 2023, the Company and SKT issued a joint press release regarding the strategic partnership with SKT. The press release is attached hereto as Exhibit 99.1 and incorporated herein solely for purposes of this Item 7.01 disclosure.
The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Subscription Agreement, dated June 27, 2023, between Joby Aviation, Inc. and SK Telecom Co., Ltd.
10.2	Registration Rights Agreement, dated June 27, 2023, between Joby Aviation, Inc. and SK Telecom Co., Ltd.
99.1	Press Release issued June 29, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Joby Aviation, Inc.

Date:	June 29, 2023	By:	/s/ Matthew Field
		Name:	Matthew Field
		Title:	Chief Financial Officer